December 7, 1994




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington, D. C.  20549

Re:  Hibernia Corporation
     Current Report on Form 8-K
     Commission File No. 1-10294

Dear Sirs:

     Pursuant to rules and regulations adopted under the Securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby for filing, on behalf of Hibernia Corporation (the "Company"), is a Current Report on Form 8-K.

     Pursuant to Section 13(a) of the Act, by copy hereof we are filing with the New York Stock Exchange, the national securities exchange on which the Common Stock of the Company is listed and traded, two complete copies, including exhibits. Pursuant to General Instruction E to Form 8-K, such complete copy being filed with the Exchange has been manually signed on behalf of the Company.

     Please call the undersigned at (504) 533-2486 if you have any questions concerning this filing.

                                   Very truly yours,


                                   /s/ PATRICIA C. MERINGER
                                   Patricia C. Meringer
                                   Secretary and Associate Counsel

PCM/gbp
Enclosures

cc:  Joseph Lomnicky
     Ron E. Samford, Jr.
     Stephen D. M. Schuetz




               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K
                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) December 7, 1994
                                                 December 1, 1994




                      Hibernia Corporation
       (Exact name of issuer as specified in its charter)




 Louisiana                 1-10294                72-0724532
(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)        Identification No.)
organization)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-5332


Item 5.   Other Events.

     On December 1, 1994, the Registrant announced that it had agreed to merge with Progressive Bancorporation, Inc., headquartered in Houma, Louisiana, subject to the satisfaction of certain conditions, including receipt of required regulatory approvals.


                          EXHIBIT INDEX

Exhibit                                                Page
Number              Description                        Number

 28.21              News Release issued by the Registrant
                    on December 1, 1994                   3




                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HIBERNIA CORPORATION
                                        (Registrant)


Date:     December 7, 1994         By:  /s/ RONALD E. SAMFORD, JR.
                                        Ronald E. Samford, Jr.
                                        Chief Accounting Officer





                          EXHIBIT 28.21

                          NEWS RELEASE
                      HIBERNIA CORPORATION

For Additional Information:             For Release:

                                        IMMEDIATE
                                        December 1, 1994


MEDIA INQUIRIES:
Jim Lestelle, Manager
Corporate Communications
Office:  (504) 533-5482
Home:  (504) 488-8826

INVESTOR INQUIRIES:
Linda Meche, Manager
Finance & Investor Relations
Office:  (504) 533-2180
Home:  (504) 832-3604

HIBERNIA TO ENTER NEW MARKET WITH PROGRESSIVE BANCORPORATION MERGER

     NEW ORLEANS -- Hibernia announced today it has signed a definitive agreement to merge with Progressive Bancorporation, Inc., a transaction that would provide entry into the important
Houma market for the first time.

     The company operates Progressive Bank and Trust, with $140 million in assets and five offices; three in Houma and one in Chauvin in Terrebonne Parish and a supermarket office in Thibodaux in Lafourche Parish. With a 13% deposit market share, it is the third-largest bank in Terrebonne Parish.

     This coastal market in southeast Louisiana boasts strong seafood, maritime, petroleum-support and sugar cane industries and in recent years has witnessed significant growth in health-care services, new-home construction and retail sales. Hibernia's emphasis on serving small businesses with automated cash-management services like TABBS -- combined with trust and brokerage services, mutual funds and annuities, mortgage banking, longer office hours and virtually 24-hour telebanking -- will significantly enhance banking for Progressive customers.

     Progressive shareholders would receive approximately four shares of Hibernia stock for each Progressive share in a tax-free pooling of interests. Hibernia would also redeem Progressive's preferred stock and pay off the company's outstanding debt. Based on a Nov. 30 closing price of Hibernia common stock of $7.875, the transaction has a total value of approximately $26 million. The merger is subject to approvals by regulators and Progressive shareholders and should be completed in the first half of 1995.

     "The Houma region has enjoyed a tradition of service from Progressive Bank and Trust that Hibernia intends to build on," said Stephen A. Hansel, Hibernia president and CEO. "We also will continue the hometown responsiveness, management and community-minded spirit that have made Progressive customers some of the most loyal in the area."

     "Progressive is 100% committed to a partnership with Hibernia," said John H. Laing, chairman, president and CEO of Progressive. "We've wanted to add more services for a long time so our customers could experience the kind of one-stop banking they've requested. Now we'll be able to do that."

     Progressive customers should continue using their checks, making loan payments and conducting other transactions just as before. Only after the bank is converted to Hibernia's operating systems would checks, signs and forms change.

     Hibernia National Bank is Louisiana's largest statewide bank. When the Progressive Bancorporation merger and four other pending mergers are complete, it will have approximately $6.5 billion in assets and 160 banking locations serving 22 parishes and 55 cities.